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                                                                      Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2003, relating to the financial statements and financial highlights of Smith Barney Small Cap Growth Opportunities Portfolio, which report appears in the December 31, 2002 Annual Report to Shareholders of Smith Barney Small Cap Growth Opportunities Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, NY
April 25, 2003